UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) February 17, 2004

VillageEDOCS
(Exact name of registrant as specified in its chapter)

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California	33-0668917
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(State or Other Jurisdiction of Incorporation or Organization)	I.R.S. Employer Identification Number

14471 Chambers Road, Suite 105, Tustin, California	92780
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(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (714) 734-1030

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(Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

Acquisition of 100% of the Outstanding Stock of Tailored Business Systems, Inc.

On February 17, 2004, VillageEDOCS ("VEDO") purchased 100% of the issued and outstanding capital stock of Tailored Business Systems, Inc. ("TBS"), from Stephen A. Garner and James L. Campbell.

VillageEDOCS purchased TBS with $1.5 million in cash, convertible secured promissory notes totaling $600,000, and 11 million restricted shares of VillageEDOCS' common stock.   Payment of 4,440,000 (or 40%) of the shares were made at the closing , and payment of 6,660,000 (or 60%) of the shares is contingent upon TBS meeting certain net revenue goals in each of the first three fiscal years following the closing and, therefore, will take place over a three year period.   VEDO's common stock was valued at $0.10 per share, the average closing bid price of VEDO's common stock for the thirty day period ending January 16, 2004.

The acquisition will be accounted for using the purchase method of accounting. VillageEDOCS funded the cash portion of the purchase price of TBS from the proceeds of a $1.7 million convertible secured promissory note offering subscribed to by one investor in February 2004.

The terms of the purchase were the result of arms-length negotiations.  Neither of the TBS shareholders was previously affiliated with VillageEDOCS.

TBS is a Georgia corporation established in 1973.  TBS is engaged in the business of creating, maintaining, training, customizing and supporting computer application programs primarily for the use of city and county governments, the sale and installation of computer equipment and supplies, the printing and ordering of forms, the furnishing of consulting services, and the implementation of internal computer networks in communication with IBM iSeries servers.  TBS generates revenues from its established client base in the form of printing, billing, and fulfillment services as well as maintenance and training revenues.

VEDO intends to provide sales leadership and guidance in expanding TBS's business model to governmental entities regionally and, eventually, nationwide.  In addition, VEDO intends to provide assistance expanding the number of clients using TBS's service model offerings.  Aside from the additional business plans described in this Item, VEDO generally intends to support TBS in continuing in its regular course of business.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial Statements of Businesses Acquired.

The financial statements required by this item are impracticable to present at the time, but will be filed within sixty days after the filing date of this initial report on Form 8-K/A.

(b)  Pro Forma Financial Information.

The financial statements required by this item are impracticable to present at the time, but will be filed within sixty days after the filing date of this initial report on Form 8-K/A.

 (c)     Exhibits

Exhibit number	Description
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2.1	Agreement and Plan of Merger dated January 31, 2004 by and among VillageEDOCS, VillageEDOCS Merger Sub, Inc., Tailored Business Systems, Inc., Stephen A. Garner, and James L. Campbell.*
4.1	Promissory Note to Stephen A. Garner dated February 17, 2004.*
4.2	Promissory Note to James L. Campbell dated February 17, 2004.*
4.3	Guaranty by Tailored Business Systems, Inc. to Stephen A. Garner dated February 17, 2004.*
4.4	Guaranty by Tailored Business Systems, Inc. to James L. Campbell dated February 17, 2004.*
4.5	Form of Security Agreement dated February 17, 2004 by and between Tailored Business Systems, Inc. and Stephen A. Garner.*
4.6	Form of Security Agreement dated February 17, 2004 by and between Tailored Business Systems, Inc. and James L. Campbell.*
4.7	Registration Rights Agreement dated February 17, 2004 by and between VillageEDOCS and Stephen A. Garner.*
4.8	Registration Rights Agreement dated February 17, 2004 by and between VillageEDOCS. and James L. Campbell.*
4.9	Form of Stock Pledge Agreement dated February 17, 2004 by and between Tailored Business Systems, Inc. and Stephen A. Garner.*
4.10	Form of Stock Pledge Agreement dated February 17, 2004 by and between Tailored Business Systems, Inc. and James L. Campbell.*
10.1	Employment Agreement dated February 17, 2004 by and between Tailored Business Systems, Inc. and Stephen A. Garner.*
10.2	Employment Agreement dated February 17, 2004 by and between Tailored Business Systems, Inc. and James L. Campbell.*
10.3	General Release and Noncompetition Agreement dated February 17, 2004 by Stephen A. Garner in favor of Tailored Business Systems, Inc.*
10.4	General Release and Noncompetition Agreement dated February 17, 2004 by James L. Campbell in favor of Tailored Business Systems, Inc.*
10.5	Lease Agreement dated February 17, 2004 by and between Perimeter Center Partners and Tailored Business Systems, Inc.*
99.1	Press Release dated February 18, 2004 (furnished herewith).

*  Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VillageEDOCS
(Registrant)

February 18, 2004	/s/ Michael A. Richard
Date	Michael A. Richard
Chief Financial Officer